Exhibit 99.1

nLIGHT, Inc. Announces Second Quarter 2023 Results
Revenues of $53.3 million and products gross margin of 29% for the second quarter of 2023

Camas, Wash., August 3, 2023 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the second quarter of 2023.

“Our second quarter performance reflects the continued progress towards our strategic growth initiatives, particularly in Aerospace & Defense,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “A&D revenue increased 9% year-over-year and we began work on the second phase of the HELSI program. In our commercial markets, we continue to leverage our unique Corona programmable fiber lasers to offer differentiated solutions across each of our Industrial applications. In addition, we saw increased adoption of our process monitoring solutions for EV battery applications.”

Mr. Keeney continued, “Our focus on driving profitable growth resulted in second quarter revenue and Adjusted EBITDA above the mid-point of our guidance range. While we continue to face macroeconomic headwinds, recent defense program wins and continued adoption of our innovative semiconductor and fiber laser solutions make us optimistic for strong growth in subsequent quarters and into 2024.”

Second Quarter 2023 Financial Highlights

	Three Months Ended June 30,
(In thousands, except percentages)	2023	2022	% Change
Revenues	$53,304	$60,827	(12.4)%
Gross margin	22.7%	25.3%
Loss from operations	$(11,686)	$(10,317)	(13.3)%
Operating margin	(21.9)%	(17.0)%
Net loss	$(8,823)	$(10,342)	14.7%
Adjusted EBITDA(1)	$(150)	$168	(189.3)%
Adjusted EBITDA, as percentage of revenues	(0.3)%	0.3%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.

Revenues of $53.3 million for the second quarter of 2023 were down 12.4% compared to $60.8 million for the second quarter of 2022. Gross margin was 22.7% for the second quarter of 2023 compared to 25.3% for the second quarter of 2022. GAAP net loss for the second quarter of 2023 was $8.8 million, or net loss of $0.19 per diluted share, compared to net loss of $10.3 million, or $0.23 per diluted share, for the second quarter of 2022. Non-GAAP net loss for the second quarter of 2023 was $0.9 million, or $0.02 per diluted share, compared to non-GAAP net loss of $3.3 million, or $0.07 per diluted share, for the second quarter of 2022. Reconciliations of the non-GAAP measures presented here to the most directly comparable GAAP measures have been provided in the tables included at the end of this release.

Outlook
For the third quarter of 2023, nLIGHT expects revenues to be in the range of $47 million to $51 million. The midpoint of $49 million includes Laser Products revenue of approximately $36 million and Advanced Development revenue of approximately $13 million. nLIGHT expects overall gross margin to be in the range of 22% to 25%, with Laser Products gross margin in the range of 27% to 31% and Advanced Development gross margin of approximately 7%. nLIGHT expects Adjusted EBITDA to be in the range of $(3) million to break-even.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, August 3, 2023

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-844-282-4705 (U.S., toll-free) or +1-412-317-5625 (international and toll), with the conference title: nLIGHT Second Quarter 2023 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; widespread health crises, such as the COVID-19 pandemic, and their effect on our business, financial condition, or results of operations; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K and subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 1,000 people with operations in the United States, Austria, China, Finland, Korea, and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
Chief Financial Officer
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Products	$39,592	$48,180	$80,699	$99,241
Development	13,712	12,647	26,696	26,045
Total revenue	53,304	60,827	107,395	125,286
Cost of revenue:
Products	28,272	33,683	55,798	69,451
Development	12,924	11,759	25,226	24,273
Total cost of revenue(1)	41,196	45,442	81,024	93,724
Gross profit	12,108	15,385	26,371	31,562
Operating expenses:
Research and development(1)	12,004	13,788	23,305	27,499
Sales, general, and administrative(1)	11,790	11,914	22,959	22,689
Total operating expenses	23,794	25,702	46,264	50,188
Loss from operations	(11,686)	(10,317)	(19,893)	(18,626)
Other income (expense):
Interest income (expense), net	350	71	687	71
Other income (expense), net	1,057	(106)	1,461	(77)
Loss before income taxes	(10,279)	(10,352)	(17,745)	(18,632)
Income tax expense (benefit)	(1,456)	(10)	(1,192)	333
Net loss	$(8,823)	$(10,342)	$(16,553)	$(18,965)
Net loss per share, basic	$(0.19)	$(0.23)	$(0.36)	$(0.43)
Net loss per share, diluted	$(0.19)	$(0.23)	$(0.36)	$(0.43)
Shares used in per share calculations:
Basic	45,717	44,178	45,580	43,919
Diluted	45,717	44,178	45,580	43,919

(1) Includes stock-based compensation as follows:	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenues	$663	$684	$1,363	$1,393
Research and development	2,826	3,117	4,924	6,239
Sales, general and administrative	4,026	2,879	6,731	5,601
	$7,515	$6,680	$13,018	$13,233

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$41,818	$57,826
Marketable Securities	59,893	50,391
Accounts receivable, net	46,252	37,913
Inventory	64,937	67,600
Prepaid expenses and other current assets	16,076	17,026
Total current assets	228,976	230,756
Restricted cash	254	252
Lease right-of-use assets	13,561	13,893
Property, plant and equipment, net	57,124	60,693
Intangible assets, net	2,799	4,041
Goodwill	12,389	12,376
Other assets	6,797	7,222
Total assets	$321,900	$329,233

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,574	$17,507
Accrued liabilities	14,083	12,820
Deferred revenues	1,365	1,407
Current portion of lease liabilities	3,089	2,758
Total current liabilities	36,111	34,492
Non-current income taxes payable	5,191	6,699
Long-term lease liabilities	12,113	12,852
Other long-term liabilities	3,122	4,345
Total liabilities	56,537	58,388
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	507,649	496,211
Accumulated other comprehensive loss	(3,115)	(2,748)
Accumulated deficit	(239,187)	(222,634)
Total stockholders’ equity	265,363	270,845
Total liabilities and stockholders’ equity	$321,900	$329,233

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(16,553)	$(18,965)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	6,230	5,214
Amortization	1,768	2,329
Reduction in carrying amount of right-of-use assets	292	1,571
Provision for (recoveries of) losses on accounts receivable	(2)	6
Stock-based compensation	13,018	13,233
Deferred income taxes	—	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,449)	(4,975)
Inventory	2,197	(7,383)
Prepaid expenses and other current assets	951	663
Other assets	(319)	(656)
Accounts payable	(941)	(1,726)
Accrued and other long-term liabilities	158	(1,191)
Deferred revenues	(46)	421
Lease liabilities	(374)	(409)
Non-current income taxes payable	(1,393)	104
Net cash provided by (used in) operating activities	(3,463)	(11,765)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,640)	(12,893)
Capitalization of patents	—	(228)
Purchase of marketable securities	(59,273)	(50,000)
Proceeds from maturities and sales of marketable securities	50,089	—
Proceeds from sale of assets		—
Net cash used in investing activities	(10,824)	(63,121)
Cash flows from financing activities:
Proceeds from employee stock plan purchases	1,220	1,201
Proceeds from stock option exercises	332	762
Tax payments related to stock award issuances	(3,132)	(2,546)
Net cash provided by (used in) financing activities	(1,580)	(583)
Effect of exchange rate changes on cash	(139)	(432)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(16,006)	(75,901)
Cash, cash equivalents, and restricted cash, beginning of period	58,078	146,784
Cash, cash equivalents, and restricted cash, end of period	$42,072	$70,883
Supplemental disclosures:
Cash paid (received) for interest	$20	$—
Cash paid for income taxes	262	189
Operating cash outflows from operating leases	1,931	1,914
Right-of-use assets obtained in exchange for lease liabilities	1,197	1,222
Accrued purchases of property, equipment and patents	1,157	1,650

nLIGHT, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(8,823)	$(10,342)	$(16,553)	$(18,965)
Income tax expense (benefit)	(1,456)	(10)	(1,192)	333
Other (income) expense, net	(1,057)	106	(1,461)	77
Interest (income) expense, net	(350)	(71)	(687)	(71)
Depreciation and amortization	4,021	3,805	7,998	7,543
Stock-based compensation	7,515	6,680	13,018	13,233
Adjusted EBITDA	$(150)	$168	$1,123	$2,150

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, Basic and Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(8,823)	$(10,342)	$(16,553)	$(18,965)
Add back:
Stock-based compensation(1)	7,515	6,680	13,018	13,233
Amortization of purchased intangibles(1)	384	407	768	879
Non-GAAP net loss	$(924)	$(3,255)	$(2,767)	$(4,853)

GAAP weighted-average shares outstanding	45,717	44,178	45,580	43,919
Participating securities	—	—	—	—
Non-GAAP weighted-average number of shares, basic	45,717	44,178	45,580	43,919
Dilutive effect of common stock equivalents	—	—	—	—
Non-GAAP weighted-average number of shares, diluted	45,717	44,178	45,580	43,919

Non-GAAP net loss per share, basic and diluted	$(0.02)	$(0.07)	$(0.06)	$(0.11)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.